EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS


     We hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated January 26, 2001 related to the financial statements of Capital Bank Corporation, which report appears in the Annual Report on Form 10-K of Capital Bank Corporation for the year ended December 31, 2000.



/s/ PricewaterhouseCoopers LLP

Raleigh, North Carolina
February 12, 2002